UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission by White Mountain Titanium Corporation, a Nevada corporation (the “Company”), on July 8, 2016.

The Form 8-K was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on July 8, 2016. The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the Company’s executive compensation. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2016.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 8, 2016, the Company held its Annual Meeting of Stockholders. The stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of advisory votes on the Company’s executive compensation. As previously reported, the shareholders voted as follows:

To approve the advisory vote on the frequency of the advisory vote on executive compensation (“say-on-pay” votes). The results of the voting were as follows:

One Year	Two Years	Three Years	Abstain
17,419,336	33,258,270	10,392,734	635,393

Through unanimous written consent, the Company’s board of directors decided, in light of such vote, that the Company will solicit every two years, in its proxy materials, advisory stockholder votes on executive compensation. The board of directors’ decision regarding the frequency of stockholder votes on executive compensation will remain in effect until such time as a new frequency vote is required.

The information reported under Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2016 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: December 5, 2016	By	/s/ Andrew Sloop
Andrew Sloop,
Chief Executive Officer